Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

     In connection with the accompanying Annual Report of Laserscope on Form 10-K for the twelve months ended December 31, 2004, I, Dennis LaLumandiere, Vice President, Finance and Chief Financial Officer of Laserscope, hereby certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Annual Report on Form 10-K for the twelve months ended December 31, 2004 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Annual Report on Form 10-K for the twelve months ended December 31, 2004 fairly presents, in all material respects, the financial condition and results of operations of Laserscope.

Date: March 31, 2005	By:	/s/ Dennis LaLumandiere
Dennis LaLumandiere
Vice President, Finance and Chief Financial Officer